Exhibit 10.1

Partnership Agreement

Contractors: Uan Sheng (Fujian) Agricultural Technology Co., LTD (referred as “Party A” thereafter)

Jianyang City Jinxiong Agricultural and Forestry Professional Cooperative (referred as “Party B” thereafter)

To cooperate the development of the agricultural technology in the Great China Region, Party A expects to plant and promote the high-economic plants - tropical peach from Taiwan in Masha Town, Jianyang City of Fujian Province, aiming to set Masha Town as the special zone for planting tropical peach trees and make the tropical peach as the key crop and special agricultural product of Masha Town. Based on these goals, the below plan for planting tropical peach trees (referred as “The Plan” thereafter) was entered into with both parties working together. The details of this plan are below and are set for both sides to abide by.

Article 1: Development Subject:

1.	Land: Total of 300 acres of agricultural land, located at Liutian Village, Masha town, Jianyang City, Fujian Province, is going to be planted fruit trees (referred as “Work Field” thereafter)
2.	Product: 3000 tropical peach trees

Article 2: Development Method

Party A provides the tree species, planting technicians, soil-improving technicians and personnel for promoting products, to improve the land and plant fruit trees on the Work Field provided by Party B.

Article 3: Partnership Terms

1.	Party A provides the planting technicians, soil-improving technicians and product promotion personnel to plant 3000 peach trees.
2.	Party B provides 300 acres land in Masha town, Jianyang City, Fujian Province for planting trees, houses and vehicles for Party A’s technicians to live and use, other farming equipments, and eight field working persons.
3.	Cost Calculation of “The Plan”: Party A is responsible for the purchases of tree species, salaries and meal costs of the senior technicians and product promotion personnel, and dispatched workers’ transportation costs; Party B is responsible for the land, dispatched workers’ housing, commute vehicles, farming equipments, excavation equipments, and field working persons’ monthly salaries. Party B should try its best to provide local resources to assist Party A’s personnel.
4.	Profit Distribution: Party A gets 70% of the remaining which is calculated by deducting taxes from revenue and Party B gets the other 30%. Financial department is controlled by Party A and supervised by Party B.

5.	Government Subsidy: Party A gets 50% of the government agricultural subsidy and Party B gets the other 50%.
6.	Taxes Burden: Party A is responsible for 70% of the taxes and Party B is responsible for the other 30%.

Article 4: Unmentioned Matters

1.	If this agreement is subject to the matters not mentioned, both parties agree to solve them with principles of honesty and trust and with related laws.

Article 5: Jurisdiction

Both parties agree that the jurisdiction of the litigation over this agreement is the Fujian Province Court.

Article 6: Agreement Preservation

This agreement is effective after both parties sign. This agreement is in duplicate. Each party has one copy.

Contractors:

Party A: Uan Sheng (Fujian) Agricultural Technology Co. LTD

Registration: 350700400005833

Phone: (0599)555-7889

Address: Rm. 204, Building No.2, Cultural Plaza, West Masha St., Masha Town, jianyang City, Fujian Province

Party B: Jianyang City Jinxiong Agricultural and Forestry Professional Cooperative

Representative: Jinxiong Chen

Registration: 350784NA000128X

Phone: 0599-5550888

Address: No. 97, Liutian Villiage, Masha Town, Jiangyang City, Fujian Province

July 3rd 2012

Corporation License of Farmers Professional Cooperative

Registration: 350784NA000128X

Name: Jianyang City Jinxiong Agricultural and Forestry Professional Cooperative

Address: No. 97, Liutian Villiage, Masha Town, Jiangyang City, Fujian Province

Representative: Jinxiong Chen

Total capital: RMB¥14,900,000

Business Scope: purchase farming materials for members; organize purchasing, storage and sell members’ agricultural and forestry products; introduce new technology to members, launch technical training, technology exchanging, and consulting service; rural tourism.

Registration agent: Jianyang City administration bureau of industry and commerce